CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SEA PRIDE CAPITAL CORPORATION

                  ------------------------------------------


     SEA PRIDE CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST:     The name of this corporation shall be:

                              GUMP & COMPANY, INC.

     SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has paused this Certificate to be signed by John D. Ericsson this 18th day of August A.D. 1997.
          ----------------      ----         ------         -


                                        /S/  John D. Ericsson
                                             ----------------
                                             Authorized Officer


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                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                      ****

     Brian Capital, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST:     That the Board of Directors of said corporation, by consent of its sole director, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Brian Capital, Inc. be amended by changing the "FIRST" Article thereof so that, as amended, said Article shall he and read as follows:

          "FIRST: Name

          The name of the corporation is Sea Pride Capital Corporation".


          RESOLVED, that the Certificate of Incorporation of Brian Capital, Inc. be amended by changing the "SEVENTH" Article, paragraph "A" thereof. so that as amended, said Article shall be and read as follows:

          "SEVENTH: Authorized Shares.
                    ---------- ------

          A     The corporation is authorized to issue two classes of shares to be designated respectively Common Stock and "Preferred Stock." The total authorized capital of the corporation is Two Hundred and Two Thousand Dollars ($202,000), with its authorized Capital Stock consisting of Two Million (2,000,000) shares of Preferred Stock, having spar value of one-tenth of one cent ($0.001)

CERTIFICATE OF AMENDMENT
PAGE 1


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per share and Twenty Million (20,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share."


     SECOND:     That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said Brian Capital, Inc. has caused this certificate to be signed by John D. Ericsson, its President and attested by Julie
                                                                 -----
Vasterling, its Assistant Secretary, this, 27th day of September, 1993.
----------                                 ----


                              Brian Capital, Inc.

                              By:  /S/  John D. Ericsson
                                 -----------------------
                                 President


ATTEST:


By:  Julie Vasterling
   ------------------
     Assistant Secretary






CERTIFICATE OF AMENDMENT
PAGE 2,


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